KLEINWORT BENSON
AUSTRALIAN INCOME FUND, INC.
ARTICLES OF AMENDMENT
	The Kleinwort Benson
Australian Income Fund,
Inc. (the "Corporation"),
a Maryland Corporation having
its principal office
in Baltimore City, Maryland,
hereby certifies to
the State Department of
Assessments and Taxation
of Maryland that:
	FIRST:
The charter of the
Corporation is hereby
amended by striking out
ARTICLE II and inserting in lieu
thereof the following:
	ARTICLE II:
The name of the
corporation (hereinafter
called the "Corporation")
is Dresdner RCM Global
Strategic Income Fund, Inc.
	SECOND:
The amendment of
the
charter does not
change the outstanding
capital stock of the
Corporation or the
aggregate par value thereof.
	THIRD:
The foregoing
amendment to the charter
of the Corporation
has been approved by a
majority of the
entire Board of
Directors of the Corporation.
	IN WITNESS WHEREOF,
the
Kleinwort Benson
Australian Income
Fund, Inc. has caused
these presents
to be signed in its name
and on its behalf
by its President and
attested by its Secretary
on November 9, 1999.

Kleinwort Benson
Australian Income Fund, Inc.


/s/Luke D. Knecht

Luke D. Knecht

President

ATTEST:




/s/Robert J. Goldstein
Robert J. Goldstein
Secretary



THE UNDERSIGNED, the President of
KLEINWORT BENSON AUSTRALIAN INCOME FUND,
INC., who executed on behalf of
the Corporation the foregoing Articles
of Amendment of which this certificate
is made a part, hereby acknowledges
in the name and on behalf of the
Corporation the foregoing Articles
of Amendment to be the corporate act
of the Corporation and hereby certifies
to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.




/s/Luke D. Knecht

Luke D. Knecht

President

Sub-Item 77Q1(a)

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